Contact:	For Release:
Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	July 9, 2013 1:30 p.m. PDT

Christi Lee
Investor Relations
Quantum Corp.
(253) 334-9823
ir@quantum.com

QUANTUM NAMES BILL BRITTS SENIOR VICE PRESIDENT, WORLDWIDE SALES AND MARKETING

Will Focus on Driving Growth by Bringing Company’s Expanded Data Protection and Big Data Solutions Portfolio to Broader Range of Customers

SAN JOSE, Calif., July 9, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today announced that Bill Britts has been appointed senior vice president, Worldwide Sales and Marketing, effective immediately. Britts, who joined the company upon its acquisition of ADIC in August 2006, has nearly 20 years of executive management experience at Quantum and ADIC. During his time at Quantum, Britts has been the senior global leader for various functions, including Sales, Marketing, Operations, Service and Business Development.

“As head of Worldwide Sales and Marketing at ADIC for eleven years, Bill grew annual revenue from approximately $20 million to just over $450 million,” said Jon Gacek, president and CEO of Quantum. “At Quantum, he has played a key role in our transition to a broad-based provider of data protection and big data management solutions, including helping grow our annual disk systems and sofware revenue from $10 million to more than $150 million. He knows our business, industry, customers and partners extremely well, and his experience leading other parts of the company that are critical to sales success will also be particularly valuable.”

Britts has led Worldwide Marketing, Services and Business Development at Quantum since June 2011 and added Global Operations to his responsibilities in April of last year. Prior to that he spent five years as head of Worldwide Sales and Marketing after the company’s acquisiton of ADIC.

Quantum Names Bill Britts Senior Vice President, Worldwide Sales and Marketing
July 9, 2013, 1:30 p.m. PDT – Page 2

During his twelve years at ADIC, Britts held various leadership positions, including executive vice president, Worldwide Sales and Marketing. Earlier in his career, he served in a number of marketing and sales positions at Raychem Corp. and its subsidiary, Elo TouchSystems.

“Over the past year, we’ve continued to expand our solutions portfolio, with new deduplication, tape, virtualization, cloud, big data and object storage offerings,” said Britts. “These new offerings enable users to store, manage and protect their data more efficiently and cost-effectively over its lifecycle, which is increasingly important as data becomes a more valuable asset. I look forward to working with the Sales and Marketing team and our external partners to help a broader range of customers take full advantage of our solutions for meeting their business and operational needs.”

Britts takes over Worldwide Sales following a decision by Ted Stinson, former head of the function, to take a position at a private start up.

About Quantum
Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum, the Quantum logo and Be Certain are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements regarding: 1) the value of Mr. Britts’ knowledge and experience; 2) our new offerings becoming increasingly important as data becomes a more valuable asset to users; and 3) a broader range of customers taking full advantage of our solutions for meeting their business and operational needs may be deemed forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. These risks include operational difficulties, unexpected material deviation in product operation, the ability of competitors to introduce new solutions that compete more successfully with our solutions, unexpected changes in market conditions and unanticipated changes in customers’ needs or requirements, as well as the risks set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.